                              AMENDED AND RESTATED

                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                          AIM VARIABLE INSURANCE FUNDS,

                            A I M DISTRIBUTORS, INC.,

                   AMERICAN CENTURION LIFE ASSURANCE COMPANY,
                             ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS,

                     IDS LIFE INSURANCE COMPANY OF NEW YORK,
                             ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS,

                                       AND

                       AMERIPRISE FINANCIAL SERVICES, INC.

                               TABLE OF CONTENTS
                               -----------------

Section A. Amendment and Restatement; Form of Agreement .................    2
     A.1   Form of Agreement ............................................    2
     A.2   Amendment and  Restatement of Prior Agreements ...............    3
Section 1. Available Funds ..............................................    3
     1.1   Availability .................................................    3
     1.2   Addition, Deletion or Modification of Funds ..................    3
     1.3   No Sales to the General Public ...............................    4
     1.4   Money Laundering Compliance ..................................    4
Section 2. Processing Transactions ......................................    4
     2.1   Timely Pricing and Orders ....................................    4
     2.2   Timely Payments ..............................................    5
     2.3   Applicable Price .............................................    5
     2.4   Dividends and Distributions ..................................    5
     2.5   Book Entry ...................................................    6
     2.6   Control of Market Timing Activity ............................    6
Section 3. Costs and Expenses ...........................................    7
     3.1   General ......................................................    7
     3.2   Registration .................................................    7
     3.3   Other (Non-Sales-Related) ....................................    8
     3.4   Other (Sales-Related) ........................................    8
     3.5   Parties To Cooperate .........................................    8
Section 4. Legal Compliance .............................................    9
     4.1   Tax Laws .....................................................    9
     4.2   Insurance and Certain Other Laws .............................   11
     4.3   Securities Laws ..............................................   11
     4.4   Notice of Certain Proceedings and Other Circumstances ........   12
     4.5   Company To Provide Documents; Information About AVIF .........   13
     4.6   AVIF To Provide Documents; Information About Company .........   14
Section 5. Mixed and Shared Funding .....................................   15
     5.1   General ......................................................   15
     5.2   Disinterested Directors ......................................   15
     5.3   Monitoring for Material Irreconcilable Conflicts .............   16
     5.4   Conflict Remedies ............................................   16
     5.5   Notice to Company ............................................   18
     5.6   Information Requested by Board of Directors ..................   18
     5.7   Compliance with SEC Rules ....................................   18
     5.8   Other Requirements ...........................................   18
Section 6. Termination ..................................................   18
     6.1   Events of Termination ........................................   18
     6.2   Notice Requirement for Termination ...........................   19
     6.3   Funds To Remain Available ....................................   20
     6.4   Survival of Warranties and Indemnifications ..................   20
     6.5   Continuance of Agreement for Certain Purposes ................   20
Section 7. Parties To Cooperate Respecting Termination ..................   21

Section 8.  Assignment ..................................................   21
Section 9.  Notices .....................................................   21
Section 10. Voting Procedures ...........................................   21
Section 11. Foreign Tax Credits .........................................   22
Section 12. Indemnification .............................................   22
      12.1  Of AVIF and AIM by Company and AFSI .........................   22
      12.2  Of Company and AFSI by AVIF and AIM .........................   24
      12.3  Effect of Notice ............................................   27
      12.4  Successors ..................................................   27
Section 13. Applicable Law ..............................................   27
Section 14. Execution in Counterparts ...................................   27
Section 15. Severability ................................................   27
Section 16. Rights Cumulative ...........................................   27
Section 17. Headings ....................................................   27
Section 18. Confidentiality .............................................   28
Section 19. Trademarks and Fund Names ...................................   29
Section 20. Parties to Cooperate ........................................   30
Section 21. Force Majeure ...............................................   30

                            PARTICIPATION AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT, made and entered into this 17th day of April, 2006, by and among the following parties:

      o AMERICAN CENTURION LIFE ASSURANCE COMPANY ("American Centurion Life"), organized under the laws of the State of New York on its own behalf and on behalf of each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the "Account");

      o IDS LIFE INSURANCE COMPANY OF NEW YORK ("IDS Life of New York"), organized under the laws of the State of New York, on its own behalf and on behalf of each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the "Account");

(Each of American Centurion Life and IDS Life of New York are hereinafter also referred to as "Company". Until the Effective Time of the Merger, as defined in Section A.1 below, "Company" shall refer to each of American Centurion Life and IDS Life of New York, individually, as if the same had entered into a separate agreement with AVIF and AIM, and, as necessary to a proper reading and construction of the terms, conditions and obligations of the Parties under this Agreement prior to the Effective Time of the Merger, the word "Company" as it appears in this agreement shall be deemed to be preceded by the word "each". On and after the Effective Time of the Merger, the word "Company" shall mean and refer to RiverSource Life Insurance Co. of New York.)

      o AMERIPRISE FINANCIAL SERVICES, INC., organized under the laws of Delaware ("AFSI"), and an affiliate of American Centurion Life and IDS Life of New York, and the principal underwriter of Contracts issued by American Centurion Life and IDS Life of New York;

      o     AIM VARIABLE INSURANCE FUNDS, a Delaware trust ("AVIF");

      o     A I M DISTRIBUTORS, INC., a Delaware Corporation ("AIM")

                               WITNESSETH THAT:

      WHEREAS, AVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act"); and

      WHEREAS, AVIF currently consists of twenty-five separate series ("Series"), shares ("Shares") each of which are registered under the Securities Act of 1933, as amended (the "1933

Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

      WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

      WHEREAS, Company will be the issuer of certain variable annuity contracts and/or variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and

      WHEREAS, Company will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

      WHEREAS, Company will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, Company intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and

      WHEREAS, AFSI is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

      WHEREAS, AIM is a broker-dealer registered with the SEC under the 1934 Act and a member in good standing of the NASD;

      NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

            SECTION A. AMENDMENT AND RESTATEMENT; FORM OF AGREEMENT
                       --------------------------------------------

      A.1   FORM OF AGREEMENT.
            -----------------

      The Parties have agreed to enter into this form of agreement in view of the planned merger of American Centurion Life with and into IDS Life of New York (the "Merger") and the "intact transfer" (the "Transfer") of the Accounts of American Centurion Life to IDS Life of New York by operation of law and incident to the Merger, on December 31, 2006 at 10:59:59 p.m. Central Time (the "Effective Time"), subject to all necessary regulatory approvals being obtained in connection with the Merger and the Transfer, and the re-naming of IDS Life of New York to RiverSource Life Insurance Co. of New York simultaneously with the Merger. On and after the Effective Time, all references in this Agreement and its Schedules to "American Centurion Life" and "IDS Life of New York" shall mean and refer to RiverSource Life Insurance Co. of New York. Until the Effective Time, all references in this Agreement and its Schedules to "American Centurion Life", "IDS Life of New York" and "Company" shall refer to each such Party individually, as if the same had entered into an agreement with AVIF and AIM.

      A.2   AMENDMENT AND RESTATEMENT OF PRIOR AGREEMENTS.
            ---------------------------------------------
      This Agreement amends and restates the following participation agreements as of the date first stated above by and among each Company, AFSI, AVIF and AIM with respect to all investments by each Company and its Accounts:

      (a) Participation Agreement, dated as of October 30, 1997, by and among American Centurion Life, AVIF and AIM, as amended by the following documents: (a) Amendment to Participation Agreement, dated as of May 1, 2000;
(b) Amendment to Participation Agreement, dated as of May 1, 2002; (c) Amendment to Participation Agreement, dated as of January 1, 2003; (d) Amendment to Participation Agreement dated April 30, 2004; (e) Amendment to Participation Agreement dated September 14, 2004.

Participation Agreement, dated as of October 7, 1996, by and among IDS Life of New York, AVIF and AIM, as amended by the following documents: (a) Amendment to Participation Agreement, dated November 11, 1997; (b) Amendment to Participation Agreement, dated as of May 1, 2000; (c) Amendment to Participation Agreement, dated as of August 13, 2001; (d) Amendment to Participation Agreement, dated May 1, 2002; (e) Amendment to Participation Agreement, dated January 1, 2003; and (f) Amendment to Participation Agreement, dated August 18, 2003; and (g) Amendment to Participation Agreement, dated April 30, 2004.

                          SECTION 1. AVAILABLE FUNDS
                          --------------------------

      1.1   AVAILABILITY.
            ------------

      AVIF will make Shares of each Fund available to Company for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Trustees of AVIF (the "Board") may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.

      1.2   ADDITION, DELETION OR MODIFICATION OF FUNDS.
            -------------------------------------------

      The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending

Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

      1.3   NO SALES TO THE GENERAL PUBLIC.
            ------------------------------

      AVIF represents and warrants that no Shares of any Fund have been or will be sold to the general public.

      1.4   MONEY LAUNDERING COMPLIANCE.
            ---------------------------

      Each Party represents and warrants that it shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with each other Party about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

                      SECTION 2. PROCESSING TRANSACTIONS
                      ----------------------------------

      2.1   TIMELY PRICING AND ORDERS.
            -------------------------

      (a) AVIF or its designated agent will use its best efforts to provide Company with the net asset value per Share for each Fund by 5:30 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) AVIF calculates the Fund's net asset value, and (iii) Company is open for business.

      (b) Company will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. Company will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF shall provide additional time to Company in the event that AVIF is unable to meet the 5:30 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to Company.

      (c) With respect to payment of the purchase price by Company and of redemption proceeds by AVIF, Company and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.

      (d) If AVIF provides materially incorrect Share net asset value information (as determined under SEC guidelines), Company shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to Company.

      2.2   TIMELY PAYMENTS.
            ---------------

      Company will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by Company by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable Company to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

      2.3   APPLICABLE PRICE.
            ----------------

      (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that Company receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), Company shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, in accordance with all applicable provisions of Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.

      (b) All other Share purchases and redemptions by Company will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

      2.4   DIVIDENDS AND DISTRIBUTIONS.
            ---------------------------

      AVIF will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to Company of any income dividends or capital gain distributions payable on the Shares of any Fund. Company hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until Company otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

      2.5   BOOK ENTRY.
            ----------

      Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to Company. Shares ordered from AVIF will be recorded in an appropriate title for Company, on behalf of its Account.

      2.6   CONTROL OF MARKET TIMING ACTIVITY.
            ---------------------------------

      (a) The Company acknowledges that AVIF has adopted policies and procedures reasonably designed to prevent frequent or excessive purchases, exchanges and redemptions of Fund Shares in quantities great enough to disrupt orderly management of the corresponding Fund's investment portfolio. Disclosure pertaining to these policies are contained in the current prospectus for the Fund, as currently required by applicable federal securities law.

      (b) AVIF acknowledges that the Company, on behalf of its Account, has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Account including those investing in the Funds which are available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Account through which the Contracts are offered.

      (c) The Company will cooperate with AIM's reasonable requests in taking steps to deter and detect such transfers by Contract owners. In connection therewith, and in compliance with Rule 22c-2 under the 1940 Act, the Company will from time-to-time provide AIM, upon AIM's request, with the taxpayer identification number ("TIN") of any or all Contract owners and the amount, date, and transaction type (purchase or redemption) of every purchase or redemption of shares of AVIF held through an Account maintained by the Company during the period covered by the request.

            (i) Requests made pursuant to this Section 2.6(c) must set forth a specific time period, not to exceed ninety (90) days from the date of the request, for which the transaction is sought. AIM may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by AVIF for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by AVIF.

            (ii) The Company agrees to transmit the requested information that is on its books and records to the AIM or its designee promptly, but in any event not later than ten (10) business days, after receipt of a request. If the requested information is not on the Company's books and records, the Company agrees to: (A) provide or arrange to provide to AIM the requested information from Contract owners who hold an account with an indirect intermediary; or (B) if directed by AIM, block further purchases of AVIF shares from such indirect intermediary. In such instance, the Company agrees to inform AIM whether it plans to perform (A) or (B). Responses required by this Paragraph must be communicated in writing and in a format mutually agreed upon by the Company and AIM. To the extent practicable, the format for any transaction information provided to AIM should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, the term indirect intermediary has the same meaning as in Rule 22c-2 under the 1940 Act.

            (iii) The Company agrees to execute written instructions from AIM to restrict or prohibit further purchases of AVIF shares as directed by a Contract owner that has been identified by AIM as having engaged in transactions of AVIF's shares that violate policies established by AVIF for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by AVIF.

            (iv) Instructions submitted by AIM to the Company, pursuant to this Section 2.6(c) must include the TIN and the specific restrictions(s) to be executed.

            (v) The Company agrees to execute instructions received by the Company from AIM, pursuant to this Section 2.6(c) as soon as reasonably practicable, but not later than seven (7) business days after receipt of the instructions by the Company. The Company agrees to provide AIM with written confirmation that the instructions have been executed. The Company agrees to provide this written confirmation as soon as reasonably practicable, but in no event, later than ten (10) business days after the instructions have been executed.

            (vi) When AIM has given the Company a written instruction pursuant to Section 2.6(c)(iii) to restrict or prohibit further purchases by a Contract owner of AVIF shares, AIM may request and the Company will provide the name or other identifier of any investment professional employed by a broker dealer affiliate of the Company who is listed on the Company's records as the agent of record for the restricted Contract. If the restricted Contract was sold by a broker dealer unaffiliated with the Company, the Company will provide AIM with the name of the selling broker dealer.

                         SECTION 3. COSTS AND EXPENSES
                         -----------------------------

      3.1   GENERAL.
            -------

      Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

      3.2   REGISTRATION.
            ------------

      (a) AVIF will bear the cost of its registering as a management investment company under the 1940 Act and registering its Shares under the 1933 Act, and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to AVIF and its Shares and payment of all applicable registration or filing fees with respect to any of the foregoing.

      (b) Company will bear the cost of registering, to the extent required, each Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to each Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

      3.3   OTHER (NON-SALES-RELATED).
            -------------------------

      (a) AVIF will bear, or arrange for others to bear, the costs of preparing, filing with the SEC and setting for printing AVIF's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "AVIF Prospectus"), periodic reports to shareholders, AVIF proxy material and other shareholder communications.

      (b) Company will bear the costs of preparing, filing with the SEC and setting for printing each Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Account Prospectus"), any periodic reports to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants"), voting instruction solicitation material, and other Participant communications.

      (c) Company will print in quantity and deliver to existing Participants the documents described in Section 3.3(b) above and the prospectus provided by AVIF in camera ready or computer diskette form. AVIF will print the AVIF statement of additional information, proxy materials relating to AVIF and periodic reports of AVIF.

      3.4   OTHER (SALES-RELATED).
            ---------------------

      Company will bear the expenses of distribution. These expenses would include by way of illustration, but are not limited to, the costs of distributing to Participants the following documents, whether they relate to the Account or AVIF: prospectuses, statements of additional information, proxy materials and periodic reports. These costs would also include the costs of preparing, printing, and distributing sales literature and advertising relating to the Funds, as well as filing such materials with, and obtaining approval from, the SEC, NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required.

      3.5   PARTIES TO COOPERATE.
            --------------------

      Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.

                          SECTION 4. LEGAL COMPLIANCE
                          ---------------------------

      4.1   TAX LAWS.
            --------

      (a) AVIF represents and warrants that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents that it will use its best efforts to qualify and to maintain qualification of each Fund as a RIC. AVIF will notify Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

      (b) AVIF represents that it will use its best efforts to comply and to maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify Company immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by AVIF, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

      (c) Company agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of Company or, to Company's knowledge, of any Participant, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or Company otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

            (i) Company shall promptly notify AVIF of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

            (ii) Company shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

            (iii) Company shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

            (iv) Company shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that Company will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

            (v) any written materials to be submitted by Company to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations
                   Section 1.817-5(a)(2)), (a) shall be provided by Company to AVIF (together with any supporting information or analysis); subject to the confidentiality provisions of
                   Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and
                   (b) shall not be submitted by Company to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

            (vi) Company shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by permitting AVIF and its accounting and legal advisors to review the Company's relevant books and records) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

            (vii) Company shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim,
                   (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that Company shall not be required, after exhausting all administrative penalties, to appeal any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

            (viii) AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if Company fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

      Should AVIF or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, Company may, in its discretion, authorize AVIF or its affiliates to act in the name of Company in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall Company have any liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

      (d) Company represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will use its best efforts to maintain such treatment; Company will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

      (e) Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will use its best efforts to continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

      4.2   INSURANCE AND CERTAIN OTHER LAWS.
            --------------------------------

      (a) AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Company, including, the furnishing of information not otherwise available to Company which is required by state insurance law to enable Company to obtain the authority needed to issue the Contracts in any applicable state.

      (b) Company represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under applicable state law and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under applicable state insurance law and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

      (c) AVIF represents and warrants that it is lawfully organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

      4.3   SECURITIES LAWS.
            ---------------

      (a) Company represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Arizona law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) Company will amend the registration statement for its Contracts under the 1933 Act and for its

Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

      (b) AVIF represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Delaware law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AVIF's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

      (c) AVIF will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

      (d) AVIF represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

      4.4   NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.
            -----------------------------------------------------

      (a) AVIF or AIM will immediately notify Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by Company. AVIF and AIM will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

      (b) Company or AFSI will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account

Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Company and AFSI will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

      4.5   COMPANY TO PROVIDE DOCUMENTS; INFORMATION ABOUT AVIF.
            ----------------------------------------------------

      (a)   Company will provide to AVIF or its designated agent at least one
(1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

      (b)   Company will provide to AVIF or its designated agent at least one
(1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if AVIF or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates A I M as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to Company in the manner required by Section 9 hereof.

      (c) Neither Company nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or (ii) in reports or proxy materials for AVIF; or
(iii) in published reports for AVIF that are in the public domain and approved by AVIF for distribution; or (iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

      (d) Company shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

      (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

      4.6   AVIF TO PROVIDE DOCUMENTS; INFORMATION ABOUT COMPANY.
            ----------------------------------------------------

      (a) AVIF will provide to Company at least one (1) complete copy of all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

      (b) AVIF will provide to Company camera ready or computer diskette copies of all AVIF prospectuses and printed copies, in an amount specified by Company, of AVIF statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to Company in a timely manner so as to enable Company to print and distribute such materials within the time required by law to be furnished to Participants.

      (c)   AVIF will provide to Company or its designated agent at least one
(1) complete copy of each piece of sales literature or other promotional material in which Company, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if Company or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. Company shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

      (d) Neither AVIF nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning Company, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by Company for distribution; or (iii) in sales literature or other promotional material approved by Company or its affiliates, except with the Company's express written permission.

      (e) AVIF shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning Company, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither Company, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

      (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

                      SECTION 5. MIXED AND SHARED FUNDING
                      -----------------------------------

      5.1   GENERAL.
            -------

      The SEC has granted an order to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with Company, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through
5.8 below shall apply pursuant to such an exemptive order granted to AVIF. AVIF hereby notifies Company that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

      5.2   DISINTERESTED TRUSTEES.
            ----------------------

      AVIF agrees that its Board shall at all times consist of trustees a majority of whom (the "Disinterested Trustees") are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

      5.3   MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS.
            ------------------------------------------------

      AVIF agrees that its Board will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in AVIF ("Participating Plans"). Company agrees to inform the Board of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

      (a)   an action by any state insurance or other regulatory authority;

      (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

      (c)   an administrative or judicial decision in any relevant proceeding;

      (d)   the manner in which the investments of any Fund are being managed;

      (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

      (f) a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

      (g) a decision by a Participating Plan to disregard the voting instructions of Plan participants.

      Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, Company will assist the Board in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including information as to a decision by Company to disregard voting instructions of Participants. Company's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.

      5.4   CONFLICT REMEDIES.
            -----------------

      (a) It is agreed that if it is determined by a majority of the members of the Board or a majority of the Disinterested Trustees that a material irreconcilable conflict exists, Company will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

            (i) withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

            (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

      (b) If the material irreconcilable conflict arises because of Company's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Company may be required, at AVIF's election, to withdraw each Account's investment in AVIF or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to Company that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by Company for the purchase and redemption of Shares of AVIF.

      (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Company conflicts with the majority of other state regulators, then Company will withdraw each Account's investment in AVIF within six (6) months after AVIF's Board informs Company that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by Company for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

      (d) Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

      (e) For purposes hereof, a majority of the Disinterested Trustees will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. Company will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

      5.5   NOTICE TO COMPANY.
            -----------------

      AVIF will promptly make known in writing to Company the Board's determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

      5.6   INFORMATION REQUESTED BY BOARD OF TRUSTEES.
            ------------------------------------------

      Company and AVIF (or its investment adviser) will at least annually submit to the Board of AVIF such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board. All reports received by the Board of potential or existing conflicts, and all Board actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

      5.7   COMPLIANCE WITH SEC RULES.
            -------------------------

      If, at any time during which AVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

      5.8   OTHER REQUIREMENTS.
            ------------------

      AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.

                            SECTION 6. TERMINATION
                            ----------------------

      6.1   EVENTS OF TERMINATION.
            ---------------------

      Subject to Section 6.4 below, this Agreement will terminate as to a
Fund:

      (a) at the option of any party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or

      (b) at the option of AVIF upon institution of formal proceedings against Company or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Company's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

      (c) at the option of Company upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, Company reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Company, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

      (d) at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by Company; or

      (e) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

      (f) at the option of Company if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if Company reasonably believes that the Fund may fail to so qualify; or

      (g) at the option of Company if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if Company reasonably believes that the Fund may fail to so comply; or

      (h) at the option of AVIF if the Contracts issued by Company cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

      (i) upon another Party's material breach of any provision of this Agreement.

      6.2   NOTICE REQUIREMENT FOR TERMINATION.
            ----------------------------------

      No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

      (a) in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

      (b) in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

      (c) in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

      6.3   FUNDS TO REMAIN AVAILABLE.
            -------------------------

      Notwithstanding any termination of this Agreement by Company, AVIF will, at Company's option, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would be detrimental to the other shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement.

      6.4   SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS.
            -------------------------------------------

      All warranties and indemnifications will survive the termination of this Agreement.

      6.5   CONTINUANCE OF AGREEMENT FOR CERTAIN PURPOSES.
            ---------------------------------------------

      If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that Company may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i).

            SECTION 7. PARTIES TO COOPERATE RESPECTING TERMINATION
            ------------------------------------------------------

      The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to
Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

                             SECTION 8. ASSIGNMENT
                             ---------------------

      This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                               SECTION 9. NOTICES
                               ------------------

      Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

            AIM VARIABLE INSURANCE FUNDS
            A I M DISTRIBUTORS, INC.
            11 Greenway Plaza, Suite 100
            Houston, Texas  77046
            Facsimile:  (713) 993-9185

            Attn: Peter A. Davidson, Esq.

            AMERICAN CENTURION LIFE ASSURANCE COMPANY
            IDS LIFE INSURANCE COMPANY OF NEW YORK
            AMERIPRISE FINANCIAL SERVICES, INC.
            50607 Ameriprise Financial Center
            Minneapolis, MN 55474
            Facsimile:  612-671-3866

            Attn: Vice President and Group Counsel

                         SECTION 10. VOTING PROCEDURES
                         -----------------------------

      Subject to the cost allocation procedures set forth in Section 3 hereof, Company will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants.

Company will vote Shares in accordance with timely instructions received from Participants. Company will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither Company nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. Company reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. Company shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by AVIF. AVIF will notify Company of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. AVIF will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, AVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although AVIF is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, AVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of Trustees and with whatever rules the SEC may promulgate with respect thereto.

                        SECTION 11. FOREIGN TAX CREDITS
                        -------------------------------

      AVIF agrees to consult in advance with Company concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                          SECTION 12. INDEMNIFICATION
                          ---------------------------

      12.1  OF AVIF AND AIM BY COMPANY AND AFSI.
            -----------------------------------

      (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, Company and AFSI agree to indemnify and hold harmless AVIF, AIM, their respective affiliates, and each person, if any, who controls AVIF, AIM, or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Company and AFSI) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

            (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Company or AFSI by or on behalf of AVIF for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

            (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Company, AFSI or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of Company, AFSI or their respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of
                   Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

            (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their respective affiliates by or on behalf of Company, AFSI or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

            (iv) arise as a result of any failure by Company or AFSI to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by Company or AFSI in this Agreement or arise out of or result from any other material breach of this Agreement by Company or AFSI; or

            (v) arise as a result of failure by the Contracts issued by Company to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

      (b) Neither Company nor AFSI shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF.

      (c) Neither Company nor AFSI shall be liable under this Section 12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have notified Company and AFSI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Company and AFSI of any such action shall not relieve Company and AFSI from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, Company and AFSI shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Company or AFSI to such Indemnified Party of Company's or AFSI's election to assume the defense thereof, the Indemnified Party will cooperate fully with Company and AFSI and shall bear the fees and expenses of any additional counsel retained by it, and neither Company nor AFSI will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

      12.2  OF COMPANY AND AFSI BY AVIF AND AIM.
            -----------------------------------

      (a) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless Company, AFSI, their respective affiliates, and each person, if any, who controls Company, AFSI or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and AIM ) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

            (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their respective affiliates by or on behalf of Company, AFSI or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

            (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF, AIM, their respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons" as that Term is defined in Section (n) of Article 1 of the NASD By-Laws), in connection with the sale or distribution of AVIF Shares; or

            (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to Company, AFSI or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

            (iv) arise as a result of any failure by AVIF or AIM to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF or AIM in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF or AIM.

      (b) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, AVIF and AIM agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against Company pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by Company of shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that Company reasonably deems necessary or appropriate as a result of the noncompliance.

      (c) Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to Company, AFSI, each Account or Participants.

      (d) Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF and AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF and AIM of any such action shall not relieve AVIF and AIM from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF and AIM will be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF or AIM to such Indemnified Party of AVIF's or AIM's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and AIM and shall bear the fees and expenses of any additional counsel retained by it, and neither AVIF nor AIM will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

      (e) In no event shall AVIF or AIM be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, Company, AFSI or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by Company or AFSI hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by Company or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.

      12.3  EFFECT OF NOTICE.
            ----------------

      Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

      12.4  SUCCESSORS.
            ----------

      A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

                          SECTION 13. APPLICABLE LAW
                          --------------------------

      This Agreement will be construed and the provisions hereof interpreted under and in accordance with Delaware law, without regard for that state's principles of conflict of laws.

                     SECTION 14. EXECUTION IN COUNTERPARTS
                     -------------------------------------

      This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                           SECTION 15. SEVERABILITY
                           ------------------------

      If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                         SECTION 16. RIGHTS CUMULATIVE
                         -----------------------------

      The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                             SECTION 17. HEADINGS
                             --------------------

      The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                          SECTION 18. CONFIDENTIALITY
                          ---------------------------

      (a) "Company Confidential Information" includes but is not limited to all proprietary and confidential information of the Company and its subsidiaries, affiliates and licensees (collectively the Company Protected Parties" for purposes of this Section 18), including without limitation all information regarding the customers of the Company Protected Parties; the numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom. Company Confidential Information shall not include information which is (a) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by AVIF in violation of this Agreement, (b) demonstrably known to AVIF prior to execution of this Agreement, (c) independently developed by AVIF in the ordinary course of business, outside of this Agreement, or (d) rightfully and lawfully obtained by AVIF from any third party other than Company.

      (b) AVIF and AIM agree that the identities of the customers of Company Protected Parties, information maintained regarding such customers, all computer programs and procedures or other information developed or used by Company Protected Parties or any of their employees or agents in connection with Company's performance of its duties under this Agreement are the valuable property of Company Protected Parties.

      (c) Neither AIM nor AVIF may use or disclosure Company Confidential Information for any purpose other than to carry out the purpose for which Company Confidential Information was provided to AIM or AVIF as set forth in the Agreement or as required by law or judicial process; and AIM and AVIF agree to cause all their employees, agents and representatives, or any other party to whom AIM or AVIF may provide access to or disclose Company Confidential Information to limit the use and disclosure of Company Confidential Information to that purpose.

      (d) "AVIF Confidential Information" includes but is not limited to all proprietary and confidential information of the AVIF Company and its subsidiaries, affiliates and licensees (collectively the "AVIF Protected Parties" for purposes of this Section 18), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom. AVIF Confidential Information shall not include information which is (a) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by Company in violation of this Agreement, (b) demonstrably known to Company prior to execution of this Agreement, (c) independently developed by Company in the ordinary course of business outside of this Agreement, or (d) rightfully and lawfully obtained by Company from any third party other than AVIF.

      (e) Company agrees that the identities of the customers of AVIF, information maintained regarding such customers, all computer programs and procedures or other information developed or used by AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of AVIF Protected Parties.

      (f) Company may not use or disclose AVIF Confidential Information for any purpose other than to carry out the purpose for which AVIF Confidential Information was provided to Company as set forth in the Agreement or as required by law or judicial process; and Company agrees to cause all its employees, agents and representatives, or any other party to whom Company may provide access to or disclose AVIF Confidential Information to limit the use and disclosure of AVIF Confidential Information.

      (g) Each party agrees to implement appropriate measures designed to ensure the security and confidentiality of such confidential information, to protect such confidential information against any anticipated threats or hazards to the security or integrity of such confidential information, and to protect against unauthorized access to, or use of, such confidential information that could result in substantial harm or inconvenience to any party's customer; each party further agrees to cause all their agents, representatives or subcontractors of, or any other party to whom such party may provide access to or disclose such confidential information to implement appropriate measures designed to meet the objectives set forth in this Section 18.

      (h)   Each party acknowledges that any breach of the agreements in this
Section 18 may result in immediate and irreparable harm for which there may be no adequate remedy at law and agree that in the event of such a breach, the other parties may be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. This Section 18 shall survive termination of this Agreement.

                     SECTION 19. TRADEMARKS AND FUND NAMES
                     -------------------------------------

      (a) AIM, or its affiliates, owns all right, title and interest in and to the name, trademark and service mark "AIM" and such other tradenames, trademarks and service marks as may be set forth on Schedule B, as amended time to time by written notice from AIM to Company (the "AIM licensed marks" or the "licensor's licensed marks") and is authorized to use and to license other persons to use such marks. AIM hereby grants to Company and its affiliates a non-exclusive license to use the AIM licensed marks in connection with Company's performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 19.

      (b) The grant of license by AIM (a "licensor") to Company and its affiliates (the "licensee") shall terminate automatically upon termination of this Agreement. Upon automatic termination, the licensee shall cease to use the licensor's licensed marks, except that Company shall have the right to continue to service any outstanding Contracts bearing any of the AIM licensed marks. Upon AIM's elective termination of this license, Company and its affiliates shall immediately cease to issue any new annuity or life insurance contracts bearing any of the AIM licensed marks and shall likewise cease any activity which suggests that it has any right under any of the AIM licensed marks or that it has any association with AIM, except that Company shall have the right to continue to service outstanding Contracts bearing any of the AIM licensed marks.

      (c) The licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licensor's licensed marks. The licensor's approvals shall not be unreasonably withheld.

      (d) During the term of this grant of license, a licensor may request that a licensee submit samples of any materials bearing any of the licensor's licensed marks which were previously approved by the licensor but, due to changed circumstances, the licensor may wish to reconsider. If, on reconsideration, or on initial review, respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease distributing such disapproved materials. The licensor's approval shall not be unreasonably withheld, and the licensor, when requesting reconsideration of a prior approval, shall assume the reasonable expenses of withdrawing and replacing such disapproved materials. The licensee shall obtain the prior written approval of the licensor for the use of any new materials developed to replace the disapproved materials, in the manner set forth above

      (e) The licensee hereunder: (i) acknowledges and stipulates that, to the best of the knowledge of the licensee, the licensor's licensed marks are valid and enforceable trademarks and/or service marks and that such licensee does not own the licensor's licensed marks and claims no rights therein other than as a licensee under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of the licensor's licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.

                       SECTION 20. PARTIES TO COOPERATE
                       --------------------------------

      Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                           SECTION 21. FORCE MAJEURE
                           -------------------------

      Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

               [Remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

ATTEST:                                  AIM VARIABLE INSURANCE FUNDS

By: /s/ Jim Coppedge                     By: /s/ John M. Zerr
   -----------------------------------      ----------------------------------
Name: Jim Coppedge                       Name: John M. Zerr
Title: Assistant Secretary               Title: Senior Vice President
ATTEST:

                                         A I M DISTRIBUTORS, INC.

By: /s/ P. Michelle Grace
   -----------------------------------
Name: P. Michelle Grace                  By: /s/ Gene L. Needles
Title: Assistant Secretary                  ----------------------------------
                                         Name: Gene L. Needles
                                         Title: President

                                         AMERICAN CENTURION LIFE
                                         ASSURANCE COMPANY, on behalf of
                                         itself and its separate accounts
                                         IDS LIFE INSURANCE COMPANY OF
                                         NEW YORK, on behalf of itself and its
                                         separate accounts
ATTEST:                                  AMERIPRISE FINANCIAL SERVICES,
                                         INC.

By: /s/ Betsy Hannum                     By: /s/ Patrick H. Carey III
   -----------------------------------      ----------------------------------
Name: Betsy Hannum                       Name: Patrick H. Carey III
Title: Assistant Secretary of                  Vice President of each Company
       each Company

                                  SCHEDULE A

AIM VARIABLE INSURANCE FUNDS
Shares of each class of the following funds are currently available for purchase by the Accounts:

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Demographic Trends Fund
AIM V.I. Diversified Dividend Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Equity Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Core Equity Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Small Cap Growth Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

AMERICAN CENTURION LIFE ASSURANCE COMPANY ACCOUNTS AND CONTRACTS

ACL Variable Annuity Account 1:
-------------------------------

Privileged Assets(R) Select Annuity (File No. 333-00041)

ACL Variable Annuity Account 2:
-------------------------------

ACL Personal Portfolio Plus(2) (File No. 333-00519) (no longer offered) ACL Personal Portfolio Plus (File No. 333-00519) (no longer offered) RiverSource Endeavor Select(SM) Variable Annuity (File No. 333-101051) RiverSource Innovations(SM) Select Variable Annuity (File No. 333-101051)

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IDS LIFE INSURANCE COMPANY OF NEW YORK ACCOUNTS AND CONTRACTS

IDS Life of New York Variable Annuity Account:
----------------------------------------------

RiverSource(SM) Retirement Advisor 4 Advantage Variable Annuity (File No. 333-91691)
RiverSource(SM) Retirement Advisor 4 Select Variable Annuity (File No.
333-91691)
RiverSource(SM) Retirement Advisor 4 Access Variable Annuity (File No.
333-91691)
RiverSource(SM) Retirement Advisor Advantage Plus(SM) Variable Annuity (File No. 333-91691)
RiverSource(SM) Retirement Advisor Advantage(SM) Variable Annuity (File No. 333-91691)
RiverSource(SM) Retirement Advisor Advantage(SM) Variable Annuity - Band 3 (File No. 333-91691)
RiverSource(SM) Retirement Advisor Select Plus(SM) Variable Annuity (File No. 333-91691)
RiverSource(SM) Retirement Advisor Select(SM) Variable Annuity (File No. 333-91691)
RiverSource(SM) Retirement Advisor Variable Annuity(R) (File No. 333-91691) RiverSource(SM) Retirement Advisor Variable Annuity(R) - Band 3 (File No. 333-91691)
IDS Life Flexible Portfolio Annuity (File No. 333-03867)

IDS Life of New York Account 8:
------------------------------

RiverSource(SM) Succession Select Variable Life Insurance(SM) (File No.
333-42257)
RiverSource(SM) Variable Second-To-Die Life Insurance(SM) (File No. 333-42257) RiverSource(SM) Variable Universal Life III(SM) (File No. 333-44644) RiverSource(SM) Variable Universal Life Insurance(SM) (File No. 33-15290) RiverSource(SM) Variable Universal Life IV (File No. 333-44644)
RiverSource(SM) Variable Universal Life IV - Estate Series (File No.
333-44644)


33

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                                  SCHEDULE B

AIM and Design

AIM INVESTMENTS [LOGO] (SM)